UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

AMERICAN REBEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55728	47-3892903
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

718 Thompson Lane, Suite 108-199 Nashville, Tennessee	37204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 29, 2021 (the “Closing Date”), American Rebel Holdings, Inc. a Nevada corporation (the “Company”) closed a private placement offering (the “Offering”) with accredited investor Cavalry Fund I, L.P., a Delaware limited partnership (the “Cavalry”), whereby the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Cavalry. Pursuant to the Purchase Agreement, the Company issued to Cavalry a senior secured convertible promissory note in the aggregate principal amount of $1,150,000 (the “Note”). The net proceeds received by the Company were $1,035,000 (less investor’s fees in the amount of $35,000 owed to Cavalry as contemplated by the Purchase Agreement). The Company intends to use the net proceeds for working capital and general corporate purposes.

The Note has a maturity date of one year from the Closing Date. The Note bear interest at a rate of 6% per annum, which is also payable on maturity. In the event the Company fails to pay any amount when due under the Note, the interest rate will increase to the lesser of 15% or the maximum amount permitted by law.

Beginning on the date that is six months following the Closing Date, Cavalry may convert any amount due under the Note at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $0.075 per share; provided, however, that Cavalry may not convert any portion of the Note that would cause Cavalry to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other dilutive events.

The Note includes a mandatory conversion, pursuant to which the principal amount and any accrued or unpaid interest automatically convert into the Company’s common stock, or into the Company’s common stock and warrants, if warrants are included in Qualified Financing (as defined below), upon the closing of a public offering for cash of common stock or common stock equivalents with initial gross proceeds to the Company equal to or greater than $8,000,000, and which results in the listing of the Company’s Common Stock on a “national securities exchange” as defined in the Exchange Act of 1934 (“Qualified Financing”), at a price per share equal to the lower of (i) $0.075 and (ii) 75% of the offering price in the Qualified Financing. Any Warrants issued upon conversion would have the same terms as the warrants sold in the Qualified Offering. Any shares of common stock of the Company Cavalry would receive in connection with such mandatory conversion may not be sold until the date that is six months following the Closing date.

The Note contains a number of customary events of default. Additionally, the Note is secured by all of the assets of the Company, including a lien on and security interest in all of the issued and outstanding equity interests of the wholly-owned subsidiary of the Company, pursuant to a security agreement that was entered into in connection with the issuance of the Note (the “Security Agreement”). Additionally, pursuant to a Guaranty, dated as of September 29, 2021 (the “Guaranty”), among the wholly-owned subsidiary of the Company identified therein (the “Guarantor”), obligations under the Purchase Agreement are guaranteed by the Guarantor.

In connection with the issuance of the Note, five-year warrants to purchase up to an aggregate of 15,333,333 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.10 per share (the “Warrants”) were issued to Cavalry.

Cavalry may not exercise the Warrants with respect to any number of Warrant Shares that would cause Cavalry to beneficially own in excess of 4.99% of the Company’s common stock. Further, if at any time after the six month anniversary of the Closing Date there is no effective Registration Statement covering the resale of the Warrant Shares at prevailing market prices by Cavalry, then the Warrants may also be exercised at Cavalry’s election, in whole or in part and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, at such time by means of a “cashless exercise” in which Cavalry will be entitled to receive a number of Warrant Shares pursuant to calculation methodology specified in the Warrants.. The number of shares of common stock to be deliverable upon exercise of the Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

In connection with the issuance of the Note, the Company entered into a registration rights agreement with Cavalry (the “Registration Rights Agreement”) whereby the Company agreed to file a registration statement covering Cavalry’s resale of all of the common stock underlying the Note and the Warrants following 30 days of the Closing Date.

The foregoing descriptions of the Note, Warrants, Guaranty, Security Agreement, Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

The Note and Warrants described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of 6% Original Issued Discount Senior Secured Convertible Promissory Note, dated September 29, 2021, issued to Cavalry Fund I, L.P.
4.2	Form of Common Stock Purchase Warrant, dated September 29, 2021, issued to Cavalry Fund I, L.P.
4.3	Guaranty, dated as of September 29, 2021, executed by the Company and the Guarantor named therein, in favor of Cavalry Fund I, L.P., in its capacity as collateral agent.
10.1	Form of Securities Purchase Agreement, dated September 29, 2021, between the Company and Cavalry Fund I, L.P
10.2	Form of Security Agreement, dated September 29, 2021, between the Company and Cavalry Fund I, L.P
10.3	Form of Registration Rights Agreement, dated September 29, 2021, between the Company and Cavalry Fund I, L.P
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedules or exhibits will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2021

AMERICAN REBEL HOLDINGS, INC.

	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer